Exhibit 10.9

SOLAR ROOF LEASE

This SOLAR LEASE (“Lease”) is entered into as of the Effective Date by and between Landlord and Tenant (defined below).

In consideration of the mutual promises of the parties herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Tenant and Landlord hereby agree as follows:

BASIC LEASE PROVISIONS

EFFECTIVE DATE: July 15, 2020

LANDLORD: Vision Downtown Urban Renewal, LLC

TENANT: Green Stream Holdings, Inc., a Wyoming corporation.

PROPERTY: 325 Ferry Street, Newark, New Jersey

LEASED PREMISES: Landlord leases to Tenant, and Tenant hires from Landlord ____________ approximately square feet of space (“Leased Premises”) on or near the building (“Building”) on the Property, to be used solely for the siting, installation, inspection, operation, maintenance, repair and replacement of the Solar Facility (as defined in Section 5 below), as more particularly shown on the site plan attached on Exhibit A annexed (“Site Plan”).

BASIC RENT: Commencing on the sooner of the commencement of construction of the Solar Facility at the Leased Premises or expiration of the Feasibility Period as defined herein, and continuing for the remainder of the Initial Term (“Rent Commencement Date”), Tenant shall pay to Landlord Basic Rent in an amount equal to $24,000.00 per year, which shall be payable in equal monthly installments of $2,000.00 pursuant to Section 4 below.

TERM: The period commencing on the Effective Date and expiring on the date that is twenty-five (25) years after the Effective Date (“Term”).

SECURITY DEPOSIT: TBD

ACCESS LICENSE: Tenant shall have a non-exclusive right, in common with others, for ingress and egress to the Leased Premises, Monday through Friday, 7 AM to 6 PM, or, on an emergency basis with reasonable notice to Landlord, to access the Leased Premises to site, install, operate, maintain, repair and replace the Solar Facility.

TRANSMISSION LICENSE: A non-exclusive right, in common with others, all at no cost to Landlord, for constructing, placing, operating, maintaining, reconstructing, replacing, rebuilding, upgrading, removing, inspecting, modifying and/or repairing above ground electrical transmission lines, and a line or lines of poles or towers, together with such wires and cables and communications lines as from time to time are suspended therefrom, and/or underground wires and cables, for the transmission of electrical energy purposes, and all necessary and proper anchors, support structures, foundations, footings, cross arms and other appliances and fixtures for use in connection with said towers, wires and cables, in each case upon, through, over, across and/or under, as applicable, the Property in the location more particularly described on Exhibit B annexed (the “Transmission Area License”). All installations by or on behalf of Tenant shall be removed by Tenant at its own expense at the expiration or earlier termination of this Lease.

LANDLORD’S ADDRESS FOR NOTICES:

Pinnacle Petroleum LLC
2339 Admiral Wilson Blvd.
Pennsauken, NJ 08109

TENANT’S ADDRESS FOR NOTICES:

Green Stream Holdings, Inc.
Green Stream Holdings

22809 Pacific Coast Highway
Malibu, CA 90265

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With a copy to:

Gugliotta & Ponzini, P.C.

140 Huguenot Street

New Rochelle, New York 10801

eponzini@gnpesq.com

gugliottalaw@optonline.net

LIST OF EXHIBITS

EXHIBIT A – Leased Premises

EXHIBIT B – Transmission Area License

EXHIBIT C – Solar Facility Description

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1.                Basic Lease Provisions. The Basic Lease Provisions set forth above and the Exhibits attached to this Lease are each incorporated into the body of this Lease as if set forth in full.

2.	Leased Premises.

(a)       Landlord hereby leases to Tenant and Tenant agrees to and does hereby lease from Landlord, subject to the terms and conditions of this Lease, the Leased Premises. Landlord is leasing the Leased Premises to Tenant and Tenant is leasing the Leased Premises from Landlord for the sole purpose of constructing, placing, operating, maintaining, reconstructing, replacing, rebuilding, upgrading, removing, inspecting, modifying and/or repairing a solar electric generating facility, which includes all photovoltaic solar panels, mounting systems, inverters, transformers, integrators, battery storage units, all electrical lines and conduits required to collect and transmit electrical energy and such related wires, meters, monitoring equipment, and other necessary equipment common to such a facility (“Solar Facility”), all as more particularly described in the Solar Facility description attached hereto as Exhibit C. In no event shall any portion of the Solar Facility be affixed to or penetrate the roofing system of the Building.

In no event shall Tenant’s constructing, placing, operating, maintaining, reconstructing, replacing, rebuilding, upgrading, removing, inspecting, modifying and/or repairing of the Solar Facility interfere with use of and operations at the Building or Property by Landlord or others, including, without limitation, any tenants of Landlord now or in the future, or either of their respective guests or invitees, and in no event shall the foregoing involve any installations on the interior of the Building or a piercing of the roof on the Building. All access to or use of the Leased Premises and other areas of the Building and Property shall be subject to reasonable security and safety procedures established from time to time by Landlord, if any. Tenant acknowledges having examined the Leased Premises and the Property, takes the Leased Premises and all other areas on the Property as may be used by Tenant pursuant to this Lease, on an as-is, where-is basis, subject to such facts as a current accurate survey may disclose, easements, covenants, rights of way, restrictions and any other matters of record, and such facts as an inspection of the Leased Premises and the Property may disclose. Except as expressly set forth in this Lease, Tenant takes the Leased Premises and all other areas on the Property as may be used by Tenant pursuant to this Lease, without reliance on any representation or warranty of Landlord whatsoever, regarding the construction, fitness, condition or suitability of the Leased Premises or the Property for Tenant's purpose. Tenant shall be responsible, at Tenant’s own expense, to obtain all Governmental Approvals (as defined herein) required for the installation and operation of the Solar Facility, installation and operation of any such installations under the Transmission Area License, and the external ladder referred to in the Basic Lease Provisions (Access License) above, including, without limitation, any certificate of occupancy, certificate of continued occupancy, zoning certificate or any similar type certificate that may be required.

(b)       Landlord reserves the right to use the remainder of the Building and the Property for any other purpose, including, without limitation, to make alterations and perform maintenance, repairs and replacements thereto, to construct buildings and other improvements, to grant easements and leases in favor of third persons and for any other lawful purpose permitted under Legal Requirements (as defined below), so long as any such uses, alterations, maintenance, repairs, replacements, easements or leases or the construction of buildings or other improvements does not cast shadows, block or restrict access to direct sunlight for the Solar Facility or otherwise unreasonably interfere with any of Tenant’s rights under this Lease, including the right, as provided for in this Lease, to construct, use or operate the Solar Facility to generate electricity, as provided for in this Lease. Tenant acknowledges that the Property currently is leased by certain tenants, and that such tenants and their uses do not cast shadows, block or restrict access to direct sunlight for the Solar Facility or otherwise unreasonably interfere with any of Tenant’s rights under this Lease, including the right, as provided for in this Lease, to construct, use or operate the Solar Facility to generate electricity, as provided for in this Lease. In no event shall Tenant interfere with the use of or operations conducted at the Property by Landlord, any tenant or licensee of Landlord now or in the future, or any of their respective guests or invitees, and Tenant shall not initiate, conduct or permit activities on the Property, including, without limitation, the Leased Premises and the Building, that have a reasonable likelihood of causing damage, impairment or otherwise adversely affecting the Property or the Building.

3.                Term of Lease. The term of this Lease shall be the period described in the Basic Lease Provisions above. Notwithstanding the foregoing, Tenant may terminate this Lease at any time prior to the Rent Commencement Date for any reason or no reason whatsoever, without penalty, by providing written notice to Landlord prior to the Rent Commencement Date.

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4.               Rent. Tenant covenants and agrees to pay Landlord during the Term the amount of the “Basic Rent” described in the Basic Lease Provisions above. Basic Rent shall be payable in advance in monthly installments (i.e., one twelfth of the applicable annual total per month), and shall be due on the first (1st) day of each month, in advance. Basic Rent shall be prorated with respect to the first and last monthly payments for each applicable period based on the number of calendar days in the applicable month. All sums due from Tenant to Landlord under this Lease shall be deemed Additional Rent. Basic Rent and Additional Rent shall be collectively referred to as “Rent.” Rent shall be paid to Landlord without notice or demand and without deduction, abatement or setoff of any kind, except as expressly provided in this Lease. No payment by Tenant or receipt by Landlord of an amount less than the Rent and Additional Rent due under this Lease shall be deemed anything other than a payment on account of the earliest of those sums due from Tenant under this Lease. No endorsement or statement on any check or any letter accompanying any check for the payment of Rent or Additional Rent shall be deemed an accord and satisfaction by Landlord, and Landlord may accept any payment from Tenant without prejudice to Landlord’s right to recover the balance due, and without prejudice to Landlord to pursue any right or remedy provided to Landlord under this Lease or by law or in equity.

5.	Construction, Installation & Operation of Solar Facility.

(a)       Solar Facility Installation. Tenant shall have the right to install the Solar Facility and other improvements expressly set forth herein and approved by Landlord in writing in advance of the installation, all on the Leased Premises and such other areas of the Building and the Property as is expressly provided for in this Lease, all at Tenant’s own cost and expense. Installation type shall include solar to the roof, awing and carport as more particularly described on Exhibit C. Tenant shall install Tenant shall be responsible for all local electric utility approvals, and interconnection and metering arrangements and costs, including, without limitation, any upgrades that may be required in connection with the Building switchgear, and the electric distribution system of the local electric utility. Tenant shall conduct, at its expense, such testing and commissioning of the Solar Facility as may be required by the local electric utility and Legal Requirements, as defined herein, and perform all other work as may be required in order for the Solar Facility to achieve commercial operation in a timely manner.

(b) Requirements for Installation, Maintenance, etc. All work performed by or on behalf of Tenant pursuant to this Lease, including, without limitation, initial installation and all subsequent maintenance, repairs, replacements, upgrading, modifying, and removing, shall be subject to the following: (i) the proper functioning of the systems at the Property, including, without limitation, the mechanical, electrical, plumbing, heating, air-conditioning (if any), ventilation, sanitary, sprinkler and other mechanical and other systems of the Building, or any part of the Property, shall not be adversely affected; (ii) the work shall be of a nonstructural nature, and the structural integrity of the Property, including, without limitation, the Building, shall not be affected; (iii) the Solar Facility shall only be installed at those locations shown on the Site Plan; (iv) Tenant shall cause those contractors, materialmen and suppliers engaged to perform the work to deliver to Landlord certificates of insurance (in a form and content reasonably acceptable to Landlord) evidencing policies of commercial general liability insurance (providing the same coverages as required of Tenant by this Lease) and workers’ compensation and employer’s liability ($1,000,000) insurance, which insurance policies shall satisfy the insurance obligations imposed on Tenant under this Lease; (v) the work shall be performed in compliance with all applicable Governmental Approvals required by any Governmental Authority for the performance of the work, all Legal Requirements, and all plans and specifications (that shall be approved by Landlord in advance of the performance of any work, such approval not to be unreasonably withheld, conditioned or delayed); (vi) the work shall be performed continuously and diligently, without interfering with the use and operations conducted at the Property by Landlord, any tenant or licensee of Landlord now or in the future, or any of their respective guests or invitees, and in a good and workmanlike manner; (vii) the work shall be paid for in full by Tenant free and clear of all construction, mechanics and any and all other liens and encumbrances; (viii) Tenant shall coordinate with the roof installer and roof manufacturer, I applicable, and shall cause all contractors and subcontractors to comply with the roof warranty so that the roof warranty is not voided, and upon completion of the installation shall deliver to Landlord evidence reasonably satisfactory to Landlord that the roof warranty issued by the roof manufacturer and roof installer shall continue in full force and effect; and (ix) Tenant shall provide Landlord with “as built” plans, and interim and final lien waivers in form and substance satisfactory to Landlord.

(c)              Temporary Construction Lay-Down Area. Landlord and Tenant shall coordinate with one another so that Tenant shall have sufficient space on the Property designated by Landlord from time to time (and to the extent available) for the temporary storage, laydown and staging of tools, materials and equipment, the parking of construction crew vehicles and temporary construction trailer and rigging.

(d)             Operation. Tenant, at its sole cost and expense, shall operate and maintain the Solar Facility throughout the Term, including, without limitation, making all necessary repairs and replacements to the Solar Facility and other Improvements, as determined by Tenant in its reasonable discretion.

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(e)              Definitions. “Legal Requirements” shall mean all laws, statutes, ordinances, orders, rules, regulations and requirements of all Governmental Authorities (defined below), and the appropriate agencies, offices, departments, boards and commissions thereof, whether now or hereafter in force, applicable to the Leased Premises or the Property, or any part thereof, as to the manner of use or occupancy of or the maintenance, repair or condition of the Leased Premises or the Property, or any part thereof, including without limitation Environmental Laws (defined below). “Governmental Authorities” shall mean the federal, State of New York, county and municipal government, and any unit or subdivision thereof, and any board, bureau, commission, department or body of any municipal, county, State of New York or federal government having or acquiring jurisdiction over the Solar Facility or other Improvements, the Leased Premises or the use and improvement thereof.

6.	Roof Condition.

(a)       Roof Repairs. If at any time during the Term, a roof leak or other roof issue is discovered and Landlord reasonably determines that some portion or all of the Solar Facility must be temporarily removed in order to locate and repair the leak or otherwise fix the roof issue, Landlord shall notify Tenant immediately. In the event of a catastrophic roof leak. within one (1) Business Day of Tenant receiving such notice, at Landlord’s sole cost and expense, Tenant shall commence the removal of such portion of the Solar Facility as is reasonably necessary for Landlord to locate and repair the leak or otherwise to fix the roof issue, and Landlord shall arrange for a certified roofer to be present during such removal, so that the leak or other roof issue can be fixed and the Solar Facility can be fully re-installed immediately upon Landlord’s completion of the work.

7.	Insurance and Waiver of Subrogation.

(a)       Tenant Insurance. Tenant shall obtain, maintain and keep in force during the Term, including any extension thereof, at least the following types and amounts of insurance: (i) Workers’ compensation insurance complying with applicable State law and employers’ liability insurance with limits of at least $1,000,000; (ii) Commercial general liability insurance for bodily injury, death and property damage claims with limits of $1,000,000 per occurrence and $2,000,000 policy aggregate. Such insurance shall be written on an occurrence basis, and will include, but not necessarily be limited to, contractual liability coverage, personal injury liability, independent contractor liability, explosion and collapse hazard coverage and products and completed operations liability. The aggregate must apply on a per project basis. Coverage shall be primary and non-contributory in favor of Landlord, and shall name Landlord and its lender as additional insureds; (iii) Commercial auto liability insurance with combined single limits of $1,000,000 each accident, covering all owned, hired and non-owned vehicles, shall be written on an occurrence basis, and shall name Landlord and its lender as additional insureds; (iv) Excess liability insurance with limits of $5,000,000 each accident and annual aggregate, which policy shall be written on a follow form basis, and shall name Landlord and its lender as additional insureds; (v) From and after the Effective Date and continuing until the Solar Facility achieves commercial operation, Tenant shall obtain and maintain Builders' Risk insurance, on an “all-risk” replacement cost basis in a completed value form with extended coverage providing, among other customary items, property coverage for all equipment to be installed at the Property, with a deductible of no greater than $10,000.00. During the said period, Tenant shall be responsible for payment of the deductible. The coverage shall include, without limitation, property of others in Tenant’s care, custody or control, and a waiver of subrogation in favor of Landlord and its lender; and (vi) Following the date that the Solar Facility achieves commercial operation, Tenant shall obtain and maintain property loss insurance on the Solar Facility on a full replacement cost basis, with a deductible of no greater than $10,000.00, and with a waiver of subrogation in favor of Landlord and its lender. Tenant shall deliver to Landlord a certificate of insurance evidencing the foregoing insurance, along with an additional insured endorsement and a waiver of subrogation endorsement reasonably satisfactory to Landlord. Such insurance shall provide that Landlord shall be given at least ten (10) days’ notice prior to any material modification, cancellation or termination of coverage. All insurance shall be written by carriers licensed to do business in the State of New York that shall be rated A:VII or better by the A.M. Best’s Key Rating Guide. Tenant shall also cause all contractors and subcontractors to maintain the insurance referred to in subsections (i) – (iv) above, consistent with the terms hereof, and shall cause them to deliver to Landlord a certificate of insurance evidencing the foregoing insurance. Landlord may request an increase in the limits of the insurance, if in Landlord’s reasonable opinion circumstances at the time warrant an increase.

(b)       Landlord Insurance. Landlord shall obtain, maintain and keep in force during the Term, including any extension thereof (unless some other period of coverage is specified herein), at least the following types and amounts of insurance: (i) commercial general liability insurance, on an occurrence basis against claims for bodily injury, death, property damage, and premises/operations liability, providing coverage for property damage and bodily injury occurring at the Property and in connection with this Lease with limits of not less than $1,000,000 per occurrence and $2,000,000 policy aggregate; and (ii) insurance covering “all risks” of physical loss or damage to the Property. The insurance shall not contain any endorsements or any other form designed to limit and restrict any action by an additional insured against the insurance coverage in regard to the obligations of the insured Party hereunder and otherwise consistent with this Agreement. Landlord shall deliver to Tenant certificates of insurance evidencing the existence of insurance required hereunder.

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(c)              Waiver of Subrogation. Landlord and Tenant each hereby waive and release any and all rights of action for negligence against Tenant or Landlord, as the case may be, which may hereafter arise on account of damage to the Property or the Improvements, including without limitation, the Solar Facility, as the case may be, resulting from any fire or other casualty of the kind covered by property insurance policies with extended coverage, regardless of whether or not, or in what amounts, such insurance is now or hereafter carried by Landlord or Tenant, as the case may be. The provisions of this subparagraph shall survive the expiration or earlier termination of this Lease.

8.	Taxes and Assessments.

(a)             Taxes and Assessments. “Taxes and Assessments” shall mean all taxes, assessments or other impositions, general or special, ordinary or extraordinary, of every kind or nature, which may be levied, assessed or imposed upon or with respect to the Property or any part thereof, including the Leased Premises, or upon any buildings, improvements, fixtures, equipment or personal property at any time situated thereon.

(b)             Landlord’s Taxes. Landlord shall pay all Taxes and Assessments which accrue during the Term, other than Taxes and Assessments pertaining to the Improvements (including, without limitation, the Solar Facility). Landlord shall pay such Taxes and Assessments prior to delinquency and shall provide proof of payment to Tenant promptly following written request.

(c)              Tenant’s Taxes. Throughout the Term, Tenant shall pay all Taxes and Assessments that may be imposed on the Improvements (including, without limitation, the Solar Facility. Tenant shall also pay all personal property taxes that arise out of or are attributable to the Improvements, including, without limitation, the Solar Facility, and any sales, use, excise, transfer or other similar taxes or assessments levied or imposed with respect to Tenant’s acquisition of, installation of, or sale of electricity from, the Solar Facility, and any income tax imposed with respect to the sale of electricity from the Solar Facility. Payment shall be made prior to delinquency and Tenant shall provide proof of such payment to Landlord promptly upon request. Tenant shall promptly file all documents required in order that the Solar Facility shall not be subject to tax for real estate tax purposes. Landlord shall promptly forward to Tenant all notices, bills or other statements received by Landlord concerning any such Taxes and Assessments. To the extent that any of the Taxes and Assessments payable by Tenant are jointly assessed with Landlord’s real estate taxes, assessments and other impositions, the parties shall cooperate in a good faith effort to cause such Taxes and Assessments to be separately assessed. Tenant shall pay all such Taxes and Assessments directly to the taxing authority as the same become due and payable and shall provide proof thereof within three (3) Business Days after payment.

(d)             Tax Appeal. Tenant shall not have the right to contest the validity or amount, in whole or in part, of any imposition associated with the Solar Facility by appropriate proceedings timely instituted, if such imposition is assessed in conjunction with any imposition jointly assessed with Landlord or such contest by Tenant could result in any official or judicial sale of the Leased Premises or any part thereof, or the Property. Tenant shall hold Landlord harmless from any costs and expenses related to any such contest. Any refund of real estate taxes or other impositions payable or paid by Tenant as a result of any such proceedings attributable to a period of time during the Term shall be the property of Tenant.

(e)              Survival. The provisions of this Section 10 shall survive the expiration or earlier termination of this Lease.

9.	Use of Leased Premises, Compliance with Legal Requirements.

(a)             Use. Subject to the right of Landlord to access the roof to inspect, and undertake maintenance, repairs and replacements to the roof and equipment located on the roof, and except as may be set forth otherwise in this Lease, Tenant shall have exclusive use of the Leased Premises during the Term. Tenant shall use the Leased Premises for the sole purpose of constructing, placing, operating, maintaining, reconstructing, replacing, rebuilding, upgrading, removing, inspecting, modifying and/or repairing the Solar Facility and the other Improvements only, and for no other purpose, all in accordance with and subject to the terms and conditions set forth in this Lease.

(b)             Compliance with Law. Tenant shall, throughout the Term, promptly comply with all Legal Requirements now or hereafter applicable to Tenant, the Solar Facility and the other Improvements, and/or Tenant’s occupation and use of the Property, including, without limitation, the Americans with Disabilities Act and access to the roof. Landlord shall, throughout the Term, promptly comply with all Legal Requirements now or hereafter applicable to the Property and not the obligation of Tenant; however, only to the extent impacting the operation of the Solar Facility. Each of Landlord and Tenant shall, however, have the right to contest any such Legal Requirements, and if compliance therewith may legally be held in abeyance during such contest Landlord and Tenant may postpone compliance until the final determination of such contest, provided, however, Tenant may not hold compliance in abeyance if doing so may result in the imposition of any lien on the Property, subject Landlord to a default under any mortgage lien on the Property, a fine or penalty, prosecution for a criminal act, or to cause the Property, or any part thereof, to be condemned or vacated. Any contest shall be prosecuted diligently, continuously and in good faith.

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10.	Repairs, Maintenance, Damage or Destruction of the Premises.

(a)       General. During the Term, but only to the extent affecting the Solar Facility, Landlord will maintain the Property including, but not limited to, the structural integrity of the Building, but not access to the roof, as Tenant shall have control over the roof access. Landlord shall not be obligated to maintain, repair or replace the Solar Facility or other Improvements installed by Tenant, except to the extent of any damage caused by Landlord its employees, contractors, subcontractors, or tenants, but then only to the extent not otherwise covered by insurance. Landlord shall not be obligated to affect any maintenance at the Property unless and until Landlord has received Tenant’s written notice of the need for maintenance. Tenant hereby assumes the full and sole responsibility for the condition, operation, repair, replacement, maintenance and management of the Improvements, including, without limitation, the Solar Facility (including any repairs or reconstruction as a result of damage or destruction due to casualty or condemnation), provided that Tenant shall have no obligation to construct or reconstruct any Improvements or to maintain the Improvements in any particular condition or state of repair so long as the Improvements comply with Legal Requirements and are not otherwise causing or potentially may cause damage to the Property (including, without limitation, the Building and/or the roof), potential bodily injury to any person, or interference with the use or operation of the Property or any part thereof by any tenant or licensee, or any of their respective guests or invitees.

(b)       Emergency. Landlord and Tenant each shall notify the other promptly following their discovery of any material malfunction or emergency condition affecting the Property, including, without limitation, the Solar Facility and related improvements. If an emergency condition exists as a result of a condition at the Property that adversely affects the Improvements, including, without limitation, the Solar Facility, and is not as a result of the Improvements, including, without limitation the Solar Facility, Landlord shall promptly dispatch the appropriate personnel to perform the necessary repairs and corrective action in an expeditious and safe manner. If an emergency condition exists as a result of a condition of the Improvements, including, without limitation the Solar Facility, that adversely affects the Property or its operation, or any tenant at the Property, then except as for the timing requirement set forth in Section 7 above, Tenant shall promptly dispatch the appropriate personnel to perform the necessary repairs and corrective action in an expeditious and safe manner.

(c)       Casualty - Building. If the Building is damaged by reason of fire or other casualty, such that the time to repair the damage or rebuild may reasonably be expected to take more than ninety (90) days, or the insurance proceeds including deductible amounts, if any, are insufficient to pay the entire cost of the rebuilding, provided that Landlord is maintaining the insurance required by this Lease, then Landlord shall have the right to either (i) rebuild as soon as reasonably possible after receipt of insurance proceeds, in which event the Lease shall remain in full force and effect, provided, however, Tenant shall have the right to terminate the Lease if the rebuilding is not substantially completed within 365 days following Landlords’ receipt of insurance proceeds (the “Rebuilding”), provided that Tenant gives notice of termination within thirty (30) days after the Rebuilding deadline, or (ii) terminate this Lease effective as of the date of the fire or other casualty, and in such event Landlord shall notify Tenant of this decision within forty-five (45) days after the later of the fire or other casualty or learning of the fact that the insurance proceeds, if any, are insufficient to pay the entire cost of the Rebuilding. If the Building is damaged by reason of fire or other casualty, such that the time to repair the damage or rebuild is not expected to take more than ninety (90) days, and the insurance proceeds including deductible amounts, if any, are sufficient to pay the entire cost of the rebuilding, then Landlord shall repair the damage promptly following the receipt of any insurance proceeds, subject to delays caused by force majeure. The Rebuilding shall be deemed complete when Landlord notifies Tenant that Tenant can once again use and occupy the damaged area of the Building and Landlord has delivered to Tenant a temporary or permanent certificate of occupancy, if required due to the extent of the damage sustained by the Building. No damages, compensation, or claim shall be payable to Tenant for any inconvenience, loss of business or profit, or annoyance of Tenant arising from any fire or other casualty, or any related repair, rebuilding, remodeling or restoration of the Building. Except with respect to obligations that expressly survive a termination, upon a termination of this Lease, this Lease shall be of no further force or effect, all rights, duties and obligations of Landlord and Tenant shall terminate, and neither party shall be under any obligation to the other under this Lease or with respect to the Leased Premises or the Building or the Property.

(d)       Casualty – Solar Facility. If the Building or the Solar Facility are damaged by reason of fire or other casualty, such that the Solar Facility is not able to produce to its capacity and the time to repair the damage or rebuild may reasonably be expected to take more than ninety (90) days, then Tenant may thereafter terminate this Lease by notice given to Landlord within one hundred twenty (120) days following the fire or other casualty, in which event, except with respect to obligations that expressly survive a termination, upon a termination of this Lease, this Lease shall be of no further force or effect, all rights, duties and obligations of Landlord and Tenant shall terminate, and neither party shall be under any obligation to the other under this Lease or with respect to the Leased Premises or the Building or the Property. If Tenant does not terminate the Lease as a result of a fire or other casualty, this Lease shall remain in full force and effect.

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11.	Condemnation.

(a)       Taking. If the whole or any part of the Leased Premises shall be acquired or condemned for any public or quasi-public use or purpose, then either Landlord or Tenant may, upon prior written notice to the other given within thirty (30) days following notice by Landlord to Tenant of the taking. In the event of a termination of this Lease, then except with respect to obligations that expressly survive a termination, upon a termination of this Lease, this Lease shall be of no further force or effect, all rights, duties and obligations of Landlord and Tenant shall terminate, and neither party shall be under any obligation to the other under this Lease or with respect to the Leased Premises or the Building or the Property.

(b)       Awards. All condemnation awards payable in connection with the taking of all or any portion of the Property shall belong to Landlord, provided, however, that Tenant shall be entitled to make a separate claim for the Solar and related improvements, provided further, that any award to be made to Landlord is not reduced.

(c)       Repairs. If this Lease is not terminated as a result of condemnation, this Lease shall remain in full force and effect as to the portion of the Leased Premises remaining and Landlord shall promptly repair any damage resulting from the condemnation to the extent of the award collected by Landlord.

12.	Assignment and Subletting.

(a)              Tenant shall not have the right to assign any of its rights, duties or obligations under this Lease without the prior consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, provided that there is not then an Event of Default on the part of Tenant or an event with respect to which a notice of default has been given that remains uncured, then Tenant may, without Landlord’s consent but upon prior written notice to Landlord, in its sole discretion assign all of its rights, duties, or obligations under this Lease (i) to an entity which controls, is controlled by or under common control with Tenant (the “Affiliate Parties”), (ii) to a Financing Party as collateral security, (iii) to any person or entity purchasing or otherwise succeeding by reason of a reorganization, merger or consolidation to all or substantially all of the assets of Tenant, provided it includes the Improvements, including, without limitation, the Solar Facility, or (iv) to a purchaser of the Improvements, including, without limitation, the Solar Facility. Prior to any assignment: (i) Tenant and the entity to whom the assignment shall be made, shall contemporaneously with the assignment, execute and deliver to Landlord an original executed Assignment and Assumption Agreement in form and content satisfactory to Landlord; and (ii) Tenant shall provide Landlord with reasonable evidence that the assignee fits within one of (i) through (iv) above. For the avoidance of doubt, any collateral assignment to a Financing Party shall not require any such collateral assignee to assume the obligations of Tenant under this Lease unless and until a foreclosure on the collateral assignment. Landlord agrees that upon the written request of Tenant, and at no expense to Landlord, Landlord shall sign a separate written consent for any of the assignments listed in subsections (i) through (iv) of this Section 15(a), in form and content satisfactory to Landlord.

(b)             Tenant shall not have a right to sublet all or any portions of the Leased Premises.

13.	Default Provisions.

(a)       Default. The following events shall be deemed to be events of default (each an “Event of Default” and collectively the “Events of Default”):

(i)                     Failure to pay any payment required to be made hereunder as the same shall become due and payable, and such failure shall continue for ten (10) business days after written notice of such failure has been received by the defaulting party. Notwithstanding the foregoing cure periods, if Tenant fails to timely pay any Base Rent or Additional Rent, then Tenant shall also pay a late fee of one (1%) percent of the amount that is not timely paid, which amount shall be due as Additional Rent upon demand.

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(ii)                   Failure to comply in any material respect with any material term, provision or covenant of this Lease, other than payment of monetary sums, and such failure continues for a period of thirty (30) days after written notice specifying such failure has been received by the defaulting party, or in the case of any such failure which cannot with due diligence and in good faith be cured within thirty (30) days, within such additional period as may be reasonably required to cure such failure with due diligence and in good faith provided that the defaulting party commences to cure such failure within thirty (30) days after written notice.

(iii)                  In addition to the foregoing, the following shall also be deemed an Event of Default: (A) proceedings are instituted by or against Landlord or Tenant, as the case may be, under the existing or any future federal Bankruptcy Code, as amended or modified, or any insolvency or receivership laws; (B) Landlord or Tenant, as the case may be, makes an assignment for the benefit of the creditors.

(b) Remedies. Upon the occurrence of any Event of Default, the non-defaulting party may, at its option, and in addition to and cumulatively of any other rights it may have at law or in equity or under this Lease (i) cure the Event of Default on the defaulting party’s behalf, in which event the defaulting party shall reimburse the non-defaulting party for all sums so expended; (ii) terminate this Lease by notice to the defaulting party and in conformity with the procedures required herein and by applicable law; or (iii) enforce, by all proper and legal suits and other means, its rights hereunder, including, without limitation, pursuing injunctive or other equitable relief as a remedy. Landlord expressly reserves a right of entry to repossess the Leased Premises if there is an Event of Default by Tenant. The rights, remedies, options or elections of the Parties in the Lease are cumulative, and the failure of a Party to enforce performance by the other of any provision of the Lease applicable to the other Party, or to exercise any right, remedy, option or election, or the acceptance by Landlord of Base Rent or Additional Rent from Tenant after any Event of Default by Tenant, in any one or more instances, shall not act as a waiver or a relinquishment at the time or in the future, by Landlord of such provisions of the Lease, or of such rights, remedies, options or elections, and they shall continue in full force and effect, a waiver by Landlord or Tenant, as the case may be, only being effective if in writing, expressly setting forth the waiver.

14.	Surrender of Possession.

(a)             Tenant Property. On the expiration or earlier termination of this Lease, title to all Improvements located at the Leased Premises shall continue to be the property of Tenant, its successors or assigns.

(b)             Delivery of Leased Premises. In accordance with the foregoing, Tenant shall, on or before the last day of the Term, or upon the earlier termination of this Lease, peaceably and quietly leave, surrender and yield up to Landlord the Leased Premises, free of all occupants and all property of Tenant, including, without limitation, the Solar Facility and related improvements.

(c)             Removal of Solar Facility and other Improvements. Promptly after the expiration or earlier termination of the Term, Tenant shall decommission, dismantle and remove the Solar Facility and all other Improvements, returning the Leased Premises and the Property to its condition as of the Effective Date to the extent reasonably practical (reasonable wear and tear, casualty and condemnation excepted). All electric current shall be terminated in accordance with all Legal Requirements and in a manner that shall not interfere with the use of or operation of the Property by any then current or future tenants licensees of the Property, and in no event shall removal affect the integrity of the roof on the Building, which shall be as leak proof as it was immediately prior to the removal of the Solar Facility. Landlord hereby grants to Tenant and its successors and assigns a license to enter upon the Premises to perform the activities required to be performed by Tenant pursuant to this Section, which license shall be effective commencing upon the date of termination or expiration of the Term and shall continue for sixty (60) days thereafter. Tenant shall also repair or replace, as the case may be, any damage to the Property, including, without limitation, the Building, resulting from such removal, all to Landlord’s reasonable satisfaction. Tenant shall commence work to remove the Solar Facility promptly upon the termination or expiration and shall complete the removal sixty (60) days thereafter. If any or all of the Solar System and all related improvements are not removed per the terms of this Section, then in addition to such condition being deemed an Event of Default, and Landlord having all rights and remedies provided for in this Lease, at law and in equity, the Solar System and other Improvements shall be deemed abandoned by Tenant, and in such case, such items may be retained by Landlord, at no expense to Landlord, or be disposed of by Landlord, in Landlord’s sole and absolute discretion, without accountability to Tenant, and all at Tenant’s sole cost and expense. The provisions of this Section shall survive the expiration or earlier termination of this Lease. Tenant shall continue to comply and cause all contractors and subcontractors to comply with the insurance requirements and indemnification requirements of this Lease during the period of removal and restoration.

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15.	Indemnification.

(a)               Tenant. Except as may be set forth otherwise in this Lease, Tenant shall indemnify, defend and hold harmless Landlord from and against any claim, loss, expense, including reasonable attorneys’ fees, demand, lawsuit, or action (collectively, “Losses”), to the extent resulting from the material breach by Tenant of any obligation, representation or warranty arising under the Lease.

(b)               Landlord. Except as may be set forth otherwise in this Lease, Landlord shall indemnify, defend and hold harmless Tenant from and against any Losses, to the extent resulting from the material breach by Landlord of any obligation, representation or warranty arising under the Lease.

(c)              Consequential Damages. Neither party shall be liable to the other for incidental, consequential, special, punitive or indirect damages, including but not limited to loss of use or loss of profit or revenue.

(d)             Survival. The provisions of this Section shall survive the expiration or earlier termination of this Lease.

16.             Quiet Enjoyment; Conveyance by Landlord. As long as no Event of Default by Tenant has occurred, Landlord covenants that subject to the terms and conditions of this Lease, Tenant shall and may peacefully and quietly have, hold, occupy and enjoy the Leased Premises for the entire Term, without hindrance by Landlord or any party claiming under or through Landlord.

17.             Brokerage Commission. Landlord and Tenant have dealt directly as principals and neither Party has knowledge of any brokerage commission claimed or payable as a result of the execution of this Lease. Each Party hereby agrees to indemnify, defend and hold harmless the other Party from and against claims for brokerage commissions asserted by any third party as a result of actions by the indemnifying Party claimed to give rise to brokerage commissions payable as a result of the execution of this Lease, which indemnification shall survive the expiration or earlier termination of this Lease.

18.             OFAC Compliance. Landlord and Tenant each represents and warrants that (a) Landlord or Tenant, as the case may be, and each person or entity owning an interest in Landlord or Tenant, as the case may be, is (i) not currently identified on the Specially Designated Nationals and Blocked Persons List maintained by the Office of Foreign Assets Control, Department of the Treasury (“OFAC”) and/or on any other similar list maintained by OFAC pursuant to any authorizing statute, executive order or regulation (collectively, the “List”), and (ii) not a person or entity with whom a citizen of the United States is prohibited to engage in transactions by any trade embargo, economic sanction, or other prohibition of United States law, regulation, or Executive Order of the President of the United States, (b) none of the funds or other assets of Landlord or Tenant, as the case may be, constitute property of, or are beneficially owned, directly or indirectly, by any “Embargoed Person” (as hereinafter defined), (c) no Embargoed Person has any interest of any nature whatsoever in Landlord or Tenant, as the case may be, (whether directly or indirectly), and (d) none of the funds of Landlord or Tenant, as the case may be, have been derived from any unlawful activity with the result that the investment in Landlord or Tenant, as the case may be, is prohibited by Law or that the Lease is in violation of Law. The term “Embargoed Person” means any person, entity or government subject to trade restrictions under U.S. law, including but not limited to, the International Emergency Economic Powers Act, 50 U.S.C. §1701 et seq., The Trading with the Enemy Act, 50 U.S.C. App. 1 et seq., and any Executive Orders or regulations promulgated thereunder with the result that the investment in Landlord or Tenant, as the case may be, is prohibited by Law or Tenant is in violation of Law. Landlord and Tenant, as the case may be, each covenants and agrees (A) to comply with all Applicable Laws relating to money laundering, anti-terrorism, trade embargos and economic sanctions, and (B) to immediately notify the other in writing if any of the representations, warranties or covenants set forth in this section are no longer true or have been breached or if Landlord or Tenant, as the case may be, has a reasonable basis to believe that they may no longer be true or have been breached. Tenant covenants not to use funds from any “Prohibited Person” (as such term is defined in the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism) to make any payment due to the Landlord under the Lease. Tenant acknowledges that Tenant’s inclusion on the List during the Term, or any renewal thereof, as the case may be, of the Lease shall be an Event of Default (without the need for any notice and with no opportunity to cure), thereby entitling Landlord to the exercise of any and all rights and remedies provided for under this Lease, under Applicable Law and in equity. Tenant covenants that Tenant shall not permit the Leased Premises or any portion thereof to be used or occupied by any person or entity on the List or by any Embargoed Person (on a permanent, temporary or transient basis), and any such use or occupancy of the Leased Site by any such person or entity shall be an Event of Default (without the need for any notice and with no opportunity to cure), thereby entitling Landlord to the exercise of any and all rights and remedies provided for under this Lease, under Legal Requirements and in equity.

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19.       Landlord’s Representations, Warranties and Covenants. Landlord hereby represents, warrants and covenants to Tenant as of the Effective Date (a) that Landlord has not received any written notice of a pending or threatened suits affecting the Property; (b) the execution and performance of this Lease by Landlord does not violate any contract, agreement or instrument to which Landlord is a party; (c) the execution, delivery and performance by Landlord under this Lease have been duly authorized by all necessary limited liability company action by Landlord and do not violate any provision of any current law applicable to Landlord or the Property or any order, judgment or decree of any court or other agency presently binding on Landlord. Landlord represents and warrants that, as of the Effective Date; (i) Landlord has received no written notice that there are any Hazardous Substances (defined below) affecting the Leased Premises, or any outstanding written notice requiring a cleanup at the Property and affecting the Leased Premises; and (ii) Landlord has not received any written notice of any violations by any Governmental Authorities with respect to the Leased Premises alleging a violation of applicable Legal Requirements. Landlord shall indemnify, defend and hold harmless Tenant from and against any and all Losses to the extent resulting from any cleanup obligation imposed on Tenant, except to the extent resulting from any Hazardous Substances brought to the Property by, stored, handled, used, transported, treated, disposed of, or discharged by Tenant or any of Tenant’s employees, agents, representatives, contractors, subcontractors, suppliers, guests, licensees and/or invitees (“Tenant Entities”); however, the foregoing is not a grant of permission for Tenant or any Tenant Entities to bring any Hazardous Substances onto or to store, handle, use, transport, treat, dispose of or discharge any Hazardous Substances in, on, at or under the Property, and such event automatically shall be deemed an Event of Default. The provisions of this Section 23 shall survive the expiration or earlier termination of this Lease. The term “Hazardous Substance” as used in this Lease shall mean any hazardous or toxic material, substance, or waste, pollutant or contaminant, or infectious or radioactive material, which is regulated now or in the future under any Legal Requirement, including but not limited to any material, substance, or waste, which is: (i) defined as a solid waste, hazardous substance, toxic substance or hazardous waste under any Environmental Laws; (ii) a petroleum hydrocarbon, including crude oil or any fraction thereof and all petroleum products, and wastes; (iii) polychlorinated biphenyls; (iv) trichloroethylene,tetrachloroethylene, perchloroethylene and other chlorinated solvents; v) lead; or (vi) defined or regulated as a hazardous substance or hazardous waste under any rules or regulations promulgated under any Environmental Law. “Environmental Laws” means any federal, state or local laws, ordinances, statutes, codes, rules, regulations, orders, directives or decrees now or hereinafter in effect relating to Hazardous Substances.

20.       Estoppel Certificates. Either party agrees, at any time and from time to time upon not less than ten (10) Business Days’ prior notice by the other party, to execute, acknowledge and deliver to the other party, or to any person designated by the other party, a written estoppel certificate certifying: (i) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease is in full force and effect as modified and stating the modifications); (ii) the dates to which the Base Rent and Additional Rent required of Tenant under the Lease has been paid; (iii) whether any Event of Default exists in the performance of any of the provisions of the Lease applicable to Landlord or Tenant, as the case may be, and if so, specifying the Event of Default; (iv) the Lease Effective Date and the Solar Facility achieved commercial operation; and (v) any other information either party may reasonably request, it being intended that any such statement delivered pursuant to this Section 24 may be relied upon by the other party, or any prospective purchaser, lender, auditor or creditor. Any party’s failure to execute, acknowledge, and deliver, on request, such an estoppel within the specified time shall constitute acknowledgment by such party to all persons entitled to rely on the estoppel certificate that the information contained in the form of estoppel certificate provided with the request is true and accurate in all respects. Such failure to execute, acknowledge, and deliver, on request, such an estoppel within the specified time shall also constitute a waiver, with respect to all persons entitled to rely on the estoppel certificate (other than Landlord or Tenant, as the case may be), of any defaults that may exist as of the outside date for return of the requested estoppel certificate. The foregoing notwithstanding, the acknowledgments and waivers addressed in the immediately preceding two sentences shall not apply to the extent such acknowledgment or waiver is inconsistent with any statement or information set out in a written notice provided by such party to the requesting party within the specified time.

21.             Notices. All notices, approvals, disapprovals or elections required or permitted to be given under this Lease shall be in writing and shall be (i) delivered personally; (ii) mailed, certified or registered mail, return receipt requested; (iii) sent by email transmission, so long as on the same day such notice or other communication also is sent by Federal Express or other professional carrier, for next Business Day delivery; or (iv) sent by Federal Express or other professional carrier for next Business Day delivery, to the parties at the addresses described in the Basic Lease Provisions or at such other addresses as shall be designated by Tenant or Landlord in writing. Except as expressly set forth in this Lease, notices shall be deemed given upon delivery or refusal; provided that notice sent by email shall only be deemed received when the sender has electronic confirmation that it was sent to all parties (and has retained a printed confirmation of the delivery to the applicable email address).

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22.             Ownership of Facility. For the avoidance of doubt, Landlord acknowledges and agrees that Tenant shall be the legal and beneficial owner of the Solar Facility at all times, including all Environmental Attributes, Solar Incentives, and any other tax attributes, and the Solar Facility shall remain the personal property of Tenant and shall not attach to or be deemed a part of, or fixture to, the Property. The Solar Facility shall at all times retain the legal status of personal property as defined under Article 9 of the Uniform Commercial Code. Landlord covenants that it will use commercially reasonable efforts to place all parties having a mortgage of the Property on notice of the ownership of the Solar Facility and the legal status or classification of the Solar Facility as personal property. If there is any mortgage or fixture filing against the Property, which could reasonably be construed as prospectively attaching to the Solar Facility as a fixture of the Property, Landlord shall provide a disclaimer or release from such lienholder.

23.             Tenant Representations and Warranties. In order to induce Landlord to enter into this Lease, Tenant represents and warrants, as of the Effective Date, as follows:

(a)             Due Organization. Tenant is duly organized, validly existing and in good standing under the laws of the State of New York, has the full power, right and authority to execute and deliver this Lease and perform its obligations hereunder. Tenant has taken all limited liability company action required to execute, deliver and perform this Lease and has obtained all required consents, approvals and authorizations required for the execution, delivery and performance of this Lease.

(b)             Insolvency. Tenant has not filed any petition seeking or acquiescing in any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any law relating to bankruptcy or insolvency, nor has Tenant received written notice that such a petition has been filed against Tenant No general assignment of Tenant’s property has been made for the benefit of creditors, and neither Tenant have received any written notice that a receiver, master, liquidator or trustee has been appointed for Tenant or any of their property. Neither Tenant is insolvent.

(c)              No Pending Litigation. Tenant has not received any written notice of a claim, litigation, proceeding or governmental investigation pending or threatened against or relating to Tenant, Tenant’s properties or business or the Solar Facility or its construction which is in conflict with this Lease or which could have a material adverse impact upon this Lease.

24.       Force Majeure. If performance of this Lease or of any obligation hereunder (other than a monetary obligation) is prevented or substantially restricted or interfered with by reason of an event of Force Majeure (as defined below), the affected party, upon giving notice to the other party, shall be excused from such non-monetary performance to the extent of and for the duration of such prevention, restriction or interference. The affected party shall use reasonable efforts to avoid or remove such causes of nonperformance and shall continue performance hereunder whenever such causes are removed. “Force Majeure” means any act or event that prevents the affected Party from performing its non-monetary obligations in accordance with this Lease, if such act or event is beyond the reasonable control and not the result of the fault or negligence of the affected Party and such Party could not have overcome such act or event with the exercise of due diligence (including the expenditure of reasonable sums). Subject to the foregoing, Force Majeure may include without limitation the following acts or events: (i) Acts of God, including hurricanes, floods, earthquakes, and any other adverse weather conditions that are out of the ordinary for the geographic area of the Property, and which directly result in a party’s inability to perform its obligations, (ii) acts of civil disorder including acts of sabotage, acts of war, lockouts, insurrection, riots, mass protests or demonstrations, and police action in connection with or in reaction to any such acts of civil disorder, when any such acts of civil disorder directly result in a Party’s inability to perform its obligations and are not a result of such Party’s breach of any agreement, and (iii) failures resulting from fires, mechanical breakdowns of or necessities for making repairs or alterations to transformers, power lines, switching equipment, inverters, machinery, cables, meters or any of the equipment therein or thereon, when any such failure directly results in a Party’s inability to perform its non-monetary obligations.

28.	Feasibility Period.

(a)              Tenant shall have six (6) months from the Effective Date in which to secure Governmental Approvals and to secure an Engineering Report, as set forth below (“Feasibility Period”).

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(b)             Governmental Approvals. It is understood and agreed that Tenant’s ability to use the Leased Premises is expressly contingent upon its ability to obtain all material permits, licenses, certificates, authorizations and other approvals (collectively the “Governmental Approvals”) that may be required by any federal, state, or local authorities, including without limitation, the New York Board of Public Utilities and the local electric distribution company, for the installation and operation of the Solar Facility. Landlord shall reasonably cooperate with Tenant in Tenant’s effort to obtain such Governmental Approvals, at no cost to Landlord. Tenant shall have a right to terminate this Lease in the event that any Governmental Approvals required for the installation of the Solar Facility are not secured by Tenant within the Feasibility Period, or the Governmental Approvals are unreasonably conditioned and therefore deemed unacceptable to Tenant. Tenant shall promptly apply for and diligently pursue all Governmental Approvals required by Tenant for the installation of the Solar Facility, shall report no less than quarterly to Landlord on the status of all Governmental Approvals required and the application therefore, and shall notify Landlord of the grant or denial of any Governmental Approvals and, if granted, if any such Governmental Approval is unreasonably conditioned and therefore deemed unacceptable to Tenant. If Tenant elects to terminate this Lease because it is denied a Governmental Approval or a Governmental Approval is unreasonably conditioned and therefore deemed unacceptable to Tenant, it shall do so on notice to Landlord given within fifteen (15) Business Days of the denial or grant of the Governmental Approval that is unreasonably conditioned, as the case may be, but in any event no later than the end of the Feasibility Period. Following a termination, and except with respect to obligations that survive the expiration or earlier termination of this Lease, neither party shall have any further obligation to the other with respect to this Lease or the Property. Tenant acknowledges that because of the importance to Landlord knowing whether Tenant shall terminate this Lease no later than the date specified, the failure to timely notify Landlord will conclusively be presumed an election by Tenant not to terminate this Lease. Furthermore, Tenant acknowledges that the Leased Site and the Property are owned by Landlord as a real estate investment and failure by Tenant to give timely notice of a termination as provided for in this Section, regardless of whether the result of accident, surprise, neglect or mistake, shall not in any way entitle Tenant to give the termination notice after the specified time period. Tenant shall deliver to Landlord promptly after filing, a copy of all filings with the local electric utility, as well as a copy of the interconnection agreement.

(c)       Engineering Report. Within sixty(60) days following the commencement of the Feasibility Period, Tenant shall, at Tenant’s own cost and expense, cause to be prepared an engineering report that shall be certified to Landlord by a New York licensed professional engineer, in form and substance reasonably satisfactory to Landlord (the “Engineering Report”), which report shall be for the benefit of and shall confirm to Landlord and Tenant that the Solar Facility not affect the structural integrity of the Building, including, without limitation, the roof of the Building, nor interfere with the load capacity of the roof, including, without limitation, the load capacity of the roof with respect to the day to day operations and snow load, and that the Building infrastructure and roof structure can support the Solar Facility. If the Engineering Report does not confirm the foregoing, then Landlord shall have the right to terminate this Lease on notice to Tenant, in which event, except with respect to obligations that survive the expiration or earlier termination of this Lease, neither party shall have any further obligation to the other with respect to this Lease or the Property.

29.	Miscellaneous Provisions.

(a)             Waiver of Jury Trial. EACH PARTY HERETO WAIVES, TO THE FULL EXTENT PERMITTED BY LAW, THE RIGHT TO A JURY TRIAL IN ANY LITIGATION CONCERNING THIS LEASE OR ANY DEFENSE, CLAIM, COUNTERCLAIM, OR SIMILAR CLAIM OF ANY NATURE.

(b)              Counterparts. This Lease may be executed in counterparts. All executed counterparts shall constitute one agreement, and each counterpart shall be deemed an original. The parties hereby agree signatures transmitted by facsimile or email (including electronic signatures) shall be legal and binding and shall have the same full force and effect as if an original of this Lease had been delivered and hereby waive any defenses to the enforcement of the terms of this Lease based on the foregoing forms of signature.

(c)              Time Periods. If any date for exercise of any right, giving of any notice, or performance of any provision of this Lease falls on a Business Day, then the time for performance will be extended to the next Business Day. Business Day shall mean a day other than a Saturday, Sunday and days that are federal or State of New York holidays such that the federal or State of New York governments are closed for business and the following Jewish holidays: The two days of Rosh Hashanah, Yom Kippur, the first two days of Sukkot, Shemini Atzeret, Simchat Torah, the first two and last two days of Passover and Shavuot. Any time period provided for in this Lease that ends on a Saturday, Sunday or legal holiday shall extend to 5:00 p.m. New York time on the next full Business Day.

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(d)             No Waiver. The failure of either party to require strict performance by the other party of any provision of this Lease will not be considered a waiver of any other provision, nor prevent any party from enforcing that or any other performance at any time thereafter. Neither the acceptance of keys to the Leased Premises nor any other act or thing done by Landlord or any agent or representative of Landlord shall be deemed to be an acceptance of a surrender of the Leased Premises, excepting only an agreement in writing signed by both parties, accepting or agreeing to accept a surrender of the Leased Premises.

(e)             Further Assurances. The parties shall at their own cost and expense execute and deliver such further documents and instruments and shall take such other actions as may be reasonably required or appropriate to carry out the intent and purposes of this Lease.

(f)               Governing Law & Jurisdiction. This Lease is made pursuant to, and shall be construed and enforced in accordance with, the laws of the State of New York, without giving effect to its conflict of laws provisions. Furthermore, the parties irrevocably submit to the jurisdiction of the Supreme Court of the State of New York, Westchester County in the event of a dispute arising from this Lease.

(g)              Amendments; Entire Agreement. This Lease contains the entire agreement between the Parties and is intended by the Parties to set forth their entire agreement with respect to the subject matter hereof, and any agreement hereafter made shall be ineffective to change, modify or discharge this Lease, in whole or in part, unless such agreement is in writing and signed by both parties to this Lease. Landlord and Tenant agree that all prior or contemporaneous oral or written agreements between or amongst themselves or their agents are merged in or revoked by this Lease. The individuals signing this Lease, by signing this Lease, individually represent and warrant that they have the authority to sign this Lease on behalf of the Party for whom they are signing and to bind such Party to the terms and conditions of this Lease. In no event shall any member, shareholder, officer or director of either Landlord or Tenant have any personal liability under this Lease. Words of any gender in this Lease shall be held to include any other gender and words in the singular number shall be held to include the plural as the sentence requires; and visa-versa.

(h)             Partial Invalidity. If any term or provision of this Lease is, to any extent, determined by a court of competent jurisdiction to be invalid or unenforceable, the remainder of this Lease shall not be affected thereby, and each remaining term and provision of this Lease shall be valid and enforceable to the fullest extent permitted by law.

(i)               Successors and Assigns. This Lease, and the rights and obligations of the Parties hereto, shall be binding upon and inure to the benefit of the parties and their respective successors, heirs, executors, administrators and permitted assigns.

(j)           Interpretation. The parties acknowledge that their attorneys have reviewed and revised this Lease and that any rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Lease or any amendments or exhibits hereto. Each party was represented by legal counsel in the negotiation of this Lease.

(k)             Headings. The headings herein are inserted only for convenience and shall have no effect in interpreting the meaning of any provision.

No Third Party Beneficiaries. This Lease and each of the provisions hereof are solely for the benefit of Landlord and Tenant and their permitted assigns. No provisions of this Lease, or of any of the documents and instruments executed in connection herewith, shall be construed as creating in any person or entity other than Landlord and Tenant any rights of any nature whatsoever.

[Signature Page to Follow]

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IN WITNESS WHEREOF, Landlord and Tenant have executed this Lease as of the Effective Date.

LANDLORD:

Vision Downtown Urban Renewal, LLC

By: ________________________

Name: ______________________

Title: _______________________

TENANT:

GREEN STREAM HOLDINGS, INC.

By: ________________________

Name: ______________________

Title: _______________________

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EXHIBIT C

SOLAR FACILITY DESCRIPTION

Installation Type:	Solar Photovoltaic system
Project size:	79.265 KW
Panel Make:	Q-Cell 415
# of Panels:	191
Inverter:	SolarEdge 14.4 208v
# of Inverters:	5
Power Optimizer:	Solar Edge PS0S 191
Quantity:	191
Installation Type:	Roof, Awning & Carport
Tilt:	Various Degrees
Orientation:	139 Degrees

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